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                                   EXHIBIT 11
                      COMPUTATION OF NET INCOME PER SHARE
                     AS OF QUARTER ENDED SEPTEMBER 30, 1998


                                                FOR THE THREE MONTHS ENDED
                                          SEPTEMBER 30, 1998  SEPTEMBER 30, 1997
                                          ------------------  ------------------
Net income/(Loss)                              $  318,054          $  329,419
Weighted average shares outstanding             2,203,562           2,185,348
Earning/(Loss) per shares outstanding          $     0.09          $     0.15


                                              FOR THE SIX MONTH PERIOD ENDED
                                          SEPTEMBER 30, 1998  SEPTEMBER 30, 1997
                                          ------------------  ------------------
Net income/(Loss)                              $  511,263          $  639,543
Weighted average shares outstanding             2,201,306           2,183,092
Earning/(Loss) per shares outstanding          $     0.23          $     0.29




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